                                                                     EXHIBIT 2.1

                          ----------------------------


                         COMMON STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       INTEGRATED SILICON SOLUTION, INC.,

                    INTEGRATED SILICON SOLUTION (TAIWAN) INC.

                                       AND

                           THE PURCHASERS NAMED HEREIN

                                  June 19, 1998


                          ----------------------------

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
SECTION 1 - Sale of Common Stock......................................................................................1

         1.1      Authorization.......................................................................................1
         1.2      Sale of Shares......................................................................................1

SECTION 2 - Closing; FIA Approval.....................................................................................1

         2.1      Closing Date........................................................................................1
         2.2      Delivery............................................................................................1
         2.3      Purchase Price......................................................................................2
         2.4      Applying for FIA Approval...........................................................................2

SECTION 3 - Representations and Warranties of ISSI-Taiwan.............................................................2

         3.1      Organization and Standing; Articles and of Incorporation............................................2
         3.2      Corporate Power.....................................................................................2
         3.3      Subsidiaries........................................................................................2
         3.4      Capitalization......................................................................................2
         3.5      Authorization.......................................................................................3
         3.6      Financial Statements................................................................................3
         3.7      Material Liabilities................................................................................3
         3.8      Title to Properties and Assets; Liens, etc..........................................................3
         3.9      Litigation..........................................................................................3
         3.10     Governmental Consent................................................................................3
         3.11     No Finder's Fee.....................................................................................3

SECTION 4 - Representations and Warranties of ISSI-U.S................................................................4

         4.1      Good Title..........................................................................................4
         4.2      Corporate Power.....................................................................................4
         4.3      Authorization.......................................................................................4
         4.4      Governmental Consent................................................................................4
         4.5      No Finder's Fee.....................................................................................4

SECTION 5 - Representations and Warranties of the Purchasers..........................................................5

         5.1      Experience..........................................................................................5
         5.2      No Public Market....................................................................................5
         5.3      Access to Data......................................................................................5
         5.4      Authorization.......................................................................................5
         5.5      Governmental Consent................................................................................5

         5.6      No Finder's Fee.....................................................................................5
         5.7      Investor Counsel....................................................................................5
         5.8      Tax Liability.......................................................................................6

SECTION 6 - Conditions to Closing of Purchasers.......................................................................6

         6.1      Representations and Warranties Correct..............................................................6
         6.2      Opinion of ISSI-U.S. Counsel........................................................................6
         6.3      Opinion of ISSI-Taiwan Counsel......................................................................6
         6.4      FIA Approval........................................................................................6

SECTION 7 - Conditions to Closing of ISSI-U.S.........................................................................6

         7.1      Representations.....................................................................................6
         7.2      FIA Approval........................................................................................6

SECTION 8 - Affirmative Covenants of ISSI-Taiwan......................................................................7

         8.1      Financial Information...............................................................................7
         8.2      Assignment of Rights to Financial Information.......................................................7
         8.3      Board of Directors..................................................................................7
         8.4      Board of Supervisors................................................................................8
         8.5      Termination of Covenants............................................................................8

SECTION 9 - Right of First Refusal....................................................................................8

         9.1      Right of First Refusal..............................................................................8

SECTION 10 - Miscellaneous............................................................................................9

         10.1     Employee Shares-- ISSI-Taiwan.......................................................................9
         10.2     Employee Shares-- ISSI-U.S.........................................................................10
         10.3     Governing Law......................................................................................10
         10.4     Successors and Assigns.............................................................................10
         10.5     Entire Agreement...................................................................................10
         10.6     Amendment..........................................................................................10
         10.7     Notices............................................................................................10
         10.8     Expenses...........................................................................................11
         10.9     Counterparts.......................................................................................11
         10.10    Severability.......................................................................................11
         10.11    Titles and Subtitles...............................................................................11


EXHIBITS

         A.       Schedule of Purchasers

         B.       Exceptions to Representations and Warranties

         C.       Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati

         D.       Form of Legal Opinion of Alliance International Law Offices


                        INTEGRATED SILICON SOLUTION, INC.

                         COMMON STOCK PURCHASE AGREEMENT


         This Common Stock Purchase Agreement (the "AGREEMENT") is made as of June 19, 1998 among Integrated Silicon Solution, Inc., a Delaware corporation ("ISSI-U.S."), Integrated Silicon Solution (Taiwan) Inc., a Taiwan corporation and a wholly owned subsidiary of ISSI-U.S. ("ISSI-TAIWAN"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A
(the "PURCHASERS").


                                    SECTION 1

                              SALE OF COMMON STOCK

         1.1 AUTHORIZATION. ISSI-U.S. has authorized the sale to the Purchasers of up to 48,000,000 shares (the "SHARES") of ISSI-Taiwan Common Stock (the "COMMON").

         1.2 SALE OF SHARES. Subject to the terms and conditions hereof, ISSI-U.S. hereby severally sells to each Purchaser and each Purchaser hereby severally buys from ISSI-U.S. the total number of Shares specified opposite such Purchaser's name on the Schedule of Purchasers, at a purchase price of $NT24.00 per Share, for the aggregate purchase price for each Purchaser as set forth on the Schedule of Purchasers. ISSI-U.S.'s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.


                                    SECTION 2

                              CLOSING; FIA APPROVAL

         2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder shall be held at the offices of ISSI-Taiwan, IF, #10, Prosperity Road II, Science-based Industrial Park, Hsin-Chu, Taiwan, Republic of China, at 10:00 a.m., local time, on June 19, 1998 (the "CLOSING") or at such other time and place as shall be mutually agreed upon by ISSI-U.S. and Purchasers who propose to purchase a majority of the Shares proposed to be sold at the Closing (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY. At the Closing, ISSI-U.S. will deliver or cause to be delivered to ISSI-Taiwan or Grand Cathay, ISSI-Taiwan's transfer agent (the "TRANSFER AGENT"), a certificate or certificates, duly endorsed by ISSI-U.S. for transfer to the Purchasers, representing the aggregate number of Shares listed on the Schedule of Purchasers, against delivery to ISSI-U.S. of payment of the purchase price therefor in the manner described in Section 2.3 hereof. Within thirty (30) days following the Closing, ISSI-Taiwan or the Transfer Agent will deliver or cause to be delivered to each Purchaser a certificate or certificates, registered in such Purchaser's name, representing the number of shares listed opposite such Purchaser's name on the Schedule of Purchasers.

         2.3 PURCHASE PRICE. In consideration of the purchase and sale of the Shares described above, each Purchaser shall pay ISSI-U.S. by check payable to ISSI-U.S. or wire transfer per ISSI-U.S.'s instructions, the aggregate purchase price for such Purchaser as set forth on the Schedule of Purchasers (the "PURCHASE PRICE") after obtaining the FIA Approval (as defined in Section 2.4 below), but not later than the Closing Date. Seller shall be responsible for ensuring that an amount equal to 0.3% of the Purchase Price representing the applicable securities transaction tax will be paid over to the tax authorities of the Republic of China as required by the laws of the Republic of China.

         2.4 APPLYING FOR FIA APPROVAL. In order to effect the transfer of Shares, ISSI-U.S. and each Purchaser shall jointly file a foreign investment application ("FIA") with Hsinchu Science-Based Industry Park Administration ("SBIPA"), seeking SBIPA's approval for ISSI-U.S. to transfer a portion of its investment in ISSI-Taiwan and for Purchasers to make investment in ISSI-Taiwan (the "FIA APPROVAL"). Purchaser shall, upon the request of ISSI-U.S., execute such documents and take such actions as may be reasonably necessary for obtaining the FIA Approval.


                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF ISSI-TAIWAN

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, ISSI-Taiwan represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND OF INCORPORATION. ISSI-Taiwan is a corporation duly organized and existing under, and by virtue of, the laws of the Republic of China and is in good standing under such laws. ISSI-Taiwan has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. ISSI-Taiwan has furnished the Purchaser's or its special counsel with copies of its Articles of Incorporation. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         3.2 CORPORATE POWER. ISSI-Taiwan has or will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         3.3 SUBSIDIARIES. ISSI-Taiwan has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of ISSI-Taiwan consists of 120,000,000 shares of Common Stock, of which 120,000,000 shares are issued and outstanding and, prior to the Closing, are held of record by ISSI-U.S. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Exhibit B, there are no options, warrants or other rights to purchase any of ISSI-Taiwan's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of ISSI-Taiwan, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by ISSI-Taiwan and the performance of all of ISSI-Taiwan's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by ISSI-Taiwan, shall constitute a valid and binding obligation of ISSI-Taiwan, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.6 FINANCIAL STATEMENTS. ISSI-Taiwan has delivered to each Purchaser its unaudited Balance Sheet and Statement of Operations for the period ended March 31, 1998 (the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, except that they do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of ISSI-Taiwan as of the dates, and during the periods, indicated therein. Since March 31, 1998, there has not been any change in the assets, liabilities, financial condition or operations of ISSI-Taiwan from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

         3.7 MATERIAL LIABILITIES. ISSI-Taiwan has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements and
(ii) liabilities and obligations which have been incurred subsequent to March 31, 1998 in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

         3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. ISSI-Taiwan has good and marketable title to its properties and assets, and has good title to all its leasehold interests.

         3.9 LITIGATION. There are no actions, suits, proceedings or investigations pending against ISSI-Taiwan or its properties before any court or governmental agency.

         3.10 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of ISSI-Taiwan is required in connection with the valid execution and delivery of this Agreement, or the sale of the Shares as contemplated hereby.

         3.11 NO FINDER'S FEE. ISSI-Taiwan has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and hold the Purchasers and ISSI-U.S. harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which ISSI-Taiwan, or any of its employees or representatives, is responsible.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF ISSI-U.S.

        ISSI-U.S. represents and warrants to the Purchasers with respect to the Shares of ISSI-Taiwan to be sold by ISSI-U.S. as follows:

         4.1 GOOD TITLE. The sale of the Shares by ISSI-U.S. to the Purchasers will transfer good and marketable title to each Purchaser of the number of Shares set forth opposite such Purchaser's name on the Schedule of Purchasers, and immediately upon the sale of the Shares by ISSI-U.S. to the Purchasers, the Purchasers will acquire the full right, power and authority to sell, assign, transfer and deliver such Shares free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, other than restrictions set forth herein, restrictions imposed by applicable securities laws and any such lien or encumbrances created by or imposed upon the shares through no action of ISSI-U.S.

         4.2 CORPORATE POWER. ISSI-U.S. has or will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and convey the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         4.3 AUTHORIZATION. All corporate action on the part of ISSI-U.S., its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by ISSI-U.S. and the performance of all of ISSI-U.S.'s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by ISSI-U.S., shall constitute a valid and binding obligation of ISSI-U.S., enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of ISSI-U.S., other than the FIA Approval, is required in connection with the valid execution and delivery of this Agreement, or the sale of the Shares as contemplated hereby.

         4.5 NO FINDER'S FEE. ISSI-U.S. has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and hold the Purchasers and ISSI-Taiwan harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which ISSI-U.S., or any of its employees or representatives, is responsible.

                                    SECTION 5

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser hereby severally represents and warrants to ISSI-U.S. and ISSI-Taiwan with respect to its purchase of the Shares as follows:

         5.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to ISSI-Taiwan so that it is capable of evaluating the merits and risks of its investment in ISSI-Taiwan and has the capacity to protect its own interests. It is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

         5.2 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by ISSI-Taiwan and that ISSI-Taiwan has made no assurances that a public market will ever exist for ISSI-Taiwan's securities.

         5.3 ACCESS TO DATA. It has had an opportunity to discuss ISSI-Taiwan's business, management and financial affairs with its management and the opportunity to review ISSI-Taiwan's facilities. It has also had an opportunity to ask questions of officers of ISSI-Taiwan, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by ISSI-Taiwan, were intended to describe certain aspects of ISSI-Taiwan's business and prospects but were not a thorough or exhaustive description.

         5.4 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         5.5 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchasers, other than the FIA Approval, is required in connection with the valid execution and delivery of this Agreement, or the purchase of the Shares as contemplated hereby.

         5.6 NO FINDER'S FEE. It has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and hold ISSI-U.S., ISSI-Taiwan and the other Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

         5.7 INVESTOR COUNSEL. Each Purchaser acknowledges that it has had the opportunity to review this Agreement and the exhibits attached hereto and the transactions contemplated by this Agreement with its own legal counsel. Each Purchaser is relying solely on such counsel and not on any statements or representations of ISSI-U.S., ISSI-Taiwan or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

         5.8 TAX LIABILITY. It has reviewed with its own tax advisors the tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of ISSI-U.S., ISSI-Taiwan or any of its agents. It understands that it (and not ISSI-U.S. or ISSI-Taiwan) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.


                                    SECTION 6

                       CONDITIONS TO CLOSING OF PURCHASERS

         The Purchasers' obligations to purchase the Shares at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by ISSI-Taiwan in Section 3 and ISSI-U.S. in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

         6.2 OPINION OF ISSI-U.S. COUNSEL. The Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to ISSI-U.S., an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit C.

         6.3 OPINION OF ISSI-TAIWAN COUNSEL. The Purchasers shall have received from Alliance International Law Offices, counsel to ISSI-Taiwan, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit D.

        6.4 FIA APPROVAL. ISSI-U.S. and the Purchasers shall have obtained the FIA Approval.


                                    SECTION 7

                       CONDITIONS TO CLOSING OF ISSI-U.S.

         ISSI-U.S.'s obligation to sell the Shares at the Closing Date is, at the option of ISSI-U.S., subject to the fulfillment as of the Closing Date of the following conditions:

         7.1 REPRESENTATIONS. The representations and warranties made by the Purchasers and ISSI-Taiwan in Section 5 hereof shall be true and correct in all material respects as of the Closing Date.

        7.2 FIA APPROVAL. ISSI-U.S. and the Purchasers shall have obtained the FIA Approval.

                                    SECTION 8

                      AFFIRMATIVE COVENANTS OF ISSI-TAIWAN

         ISSI-Taiwan hereby covenants and agrees as follows:

         8.1 FINANCIAL INFORMATION. ISSI-Taiwan will make available the following reports to each Purchaser for so long as such Purchaser is a holder of at least three percent (3%) of the outstanding shares of ISSI-Taiwan:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of ISSI-Taiwan and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of ISSI-Taiwan and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of ISSI-Taiwan and in any event within 45 days thereafter, a consolidated balance sheet of ISSI-Taiwan and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of ISSI-Taiwan and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles subject to changes resulting from year-end audit adjustments.

         8.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 8.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of ISSI-Taiwan; provided, however, that any Purchaser may assign such rights to a transferee, other than a competitor of ISSI-Taiwan, who acquires at least three percent (3%) of the outstanding shares of Common.

        8.3 BOARD OF DIRECTORS. The Board of Directors of ISSI-Taiwan currently consists of three (3) directors: Jimmy S. M. Lee, K. Y. Han and Hou Teng Lee. As soon as practicable following the Closing, ISSI-U.S. and the Purchasers will vote their shares to cause the Board of Directors of ISSI-Taiwan to consist of six (6) directors, consisting of:

                  (a) two (2) directors selected by ISSI-U.S.;

                  (b) one (1) director selected by investors affiliated with Pacven Walden Ventures ("PACVEN WALDEN");

                  (c) one (1) director selected by investors affiliated with Fu-Sheng Industrial Group ("FU-SHENG");

                  (d) one (1) director selected by investors affiliated with W.I. Harper ("W.I. HARPER"); and

                  (e) one (1) director selected by investors affiliated with GVC Group ("GVC GROUP").

         8.4 BOARD OF SUPERVISORS. The Board of Supervisors of ISSI-Taiwan currently consists of one (1) supervisor: Robert Shen. As soon as practicable following the Closing, ISSI-U.S. and the Purchasers will vote their shares to cause the Board of Supervisors of ISSI-Taiwan to consist of three (3) supervisors, consisting of:

                  (a) one (1) supervisor selected by ISSI-US;

                  (b) one (1) supervisor selected by investors affiliated with GVC Group; and

                  (c) one (1) supervisor selected by investors affiliated with Fu-Sheng.

         8.5 TERMINATION OF COVENANTS. The covenants set forth in Sections 8.1 and 8.2 shall terminate and be of no further force or effect at such time as ISSI-Taiwan effects an initial public offering of its Common Stock. The covenants set forth in Section 8.3(a) and 8.4(a) shall terminate and be of no further force or effect at such time as (i) ISSI-Taiwan has effected an initial public offering of its Common Stock and (ii) ISSI-U.S. holds less than an aggregate of five percent (5%) of the outstanding capital stock of ISSI-Taiwan. The covenant set forth in Section 8.3(b) shall terminate and be of no further force or effect at such time as (i) ISSI-Taiwan has effected an initial public offering of its Common Stock and (ii) investors affiliated with Pacven Walden hold less than an aggregate of five percent (5%) of the outstanding capital stock of ISSI-Taiwan. The covenants set forth in Section 8.3(c) and 8.4(c) shall terminate and be of no further force or effect at such time as (i) ISSI-Taiwan has effected an initial public offering of its Common Stock and (ii) investors affiliated with Fu-Sheng hold less than an aggregate of five percent (5%) of the outstanding capital stock of ISSI-Taiwan. The covenant set forth in Section 8.3(d) shall terminate and be of no further force or effect at such time as (i) ISSI-Taiwan has effected an initial public offering of its Common Stock and (ii) investors affiliated with W.I. Harper hold less than an aggregate of five percent (5%) of the outstanding capital stock of ISSI-Taiwan. The covenants set forth in Section 8.3(e) and 8.4(b) shall terminate and be of no further force or effect at such time as (i) ISSI-Taiwan has effected an initial public offering of its Common Stock and (ii) investors affiliated with GVC Group hold less than an aggregate of five percent (5%) of the outstanding capital stock of ISSI-Taiwan.


                                    SECTION 9

                             RIGHT OF FIRST REFUSAL

         9.1 RIGHT OF FIRST REFUSAL. ISSI-U.S. and the Purchasers agree that the Shares may not be transferred except in accordance with the provisions of this
Section 9.

                  (a) In the event that ISSI-U.S. or any Purchaser proposes to transfer any shares of Common Stock of ISSI-Taiwan, such seller shall give ISSI-Taiwan, ISSI-U.S. and each Purchaser written notice of its intention, describing the price, terms and condition of the proposed sale. ISSI-U.S. and each Purchaser, as applicable, shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to all of such securities for the price and upon the terms specified in the notice by giving written notice to ISSI-Taiwan and the seller and stating therein the quantity of securities to be purchased. If the offered securities are oversubscribed, the number of shares to be purchased by ISSI-U.S. and/or each Purchaser (the "TRANSFEREES") electing to purchase shall be determined pro-rata according to their percentages of shareholding in ISSI-Taiwan bearing to the combined percentage of shareholding of the Transferees. If the Transferees elect to purchase any or all of the offered securities, the transferor and the Transferees shall perform all acts required to enable the Transferees to consummate their purchase of such offered securities within sixty (60) days after the said thirty (30) days period.

                  (b) In the event ISSI-U.S. or a Purchaser fails to exercise the right of first refusal within said thirty (30) day period, the transferor shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the securities not elected to be purchased by ISSI-U.S. or the Purchasers at the price and upon the terms no more favorable to the purchasers of such securities than specified in the transferor's notice. In the event the transferor has not sold the securities or entered into an agreement to sell the securities within said ninety (90) day period (or sold and issued securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the transferor shall not thereafter issue or sell any securities, without first offering such securities in the manner provided above.

                  (c) The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of ISSI-Taiwan to the general public, or (ii) as to a Purchaser if such Purchaser no longer holds at least three percent (3%) of the outstanding shares of ISSI-Taiwan.

                  (d) The right of first refusal shall not apply to (i) transfers of shares of ISSI-Taiwan Common Stock held by ISSI-U.S. or any Purchaser to an affiliate, or (ii) transfers of any shares of ISSI-Taiwan Common Stock held by ISSI-U.S. to employees of ISSI-Taiwan or ISSI-U.S.

                  (e) The right of first refusal hereunder is not assignable except by each of such Purchasers to any wholly-owned subsidiary.


                                   SECTION 10

                                  MISCELLANEOUS

         10.1 EMPLOYEE SHARES -- ISSI-TAIWAN. ISSI-U.S. plans to offer up to 9,600,000 shares of ISSI-Taiwan Common Stock for sale to new or existing employees of ISSI-Taiwan at a purchase price of $NT14.00. Such shares will be subject to a buy-back clause over three years of employment.

         10.2 EMPLOYEE SHARES -- ISSI-U.S. ISSI-U.S. plans to grant options or other rights to acquire up to 10,000,000 shares of ISSI-Taiwan Common Stock to new or existing employees of ISSI-U.S. at a purchase price of $NT24.00. All such shares will be subject to three (3) year vesting.

         10.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the Counties of Santa Clara, California and in the

United States District Court for the Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

         10.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Common shall not be assignable without the consent of ISSI-U.S.

         10.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         10.6 AMENDMENT. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by ISSI-U.S., ISSI-Taiwan and holders of fifty percent (50%) or more of the Shares sold under this Agreement, but in no event shall the obligation of any Purchaser to purchase Shares hereunder be increased, except upon the written consent of such Purchaser.

         10.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to ISSI-U.S. and ISSI-Taiwan in writing, or
(b) if to any other holder of any Shares, at such address as such holder shall have furnished ISSI-Taiwan in writing, or, until any such holder so furnishes an address to ISSI-Taiwan, then to and at the address of the last holder of such Shares who has so furnished an address to ISSI-Taiwan, or (c) if to ISSI-U.S., one copy should be sent to the attention of the Corporate Secretary at 2231 Lawson Lane, Santa Clara, CA 95054, or at such other address as ISSI-U.S. shall have furnished to the Purchasers and ISSI-Taiwan, or (d) if to ISSI-Taiwan, one copy should be sent to the attention of the Corporate Secretary at IF, #10, Prosperity Road II, Science-based Industrial Park, Hsin-Chu, Taiwan, Republic of China, or at such other address as ISSI-Taiwan shall have furnished to the Purchasers and ISSI-U.S.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the mail, addressed and mailed as aforesaid, or (iii) one business day after the business day of facsimile transmission, if delivered by facsimile and sent by mail as aforesaid.

         10.8 EXPENSES. ISSI-U.S., ISSI-Taiwan and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         10.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         10.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



                  [remainder of page intentionally left blank]

         The foregoing agreement is hereby executed as of the date first above written.


                                       COMPANY

                                       INTEGRATED SILICON SOLUTION, INC.
                                       a California corporation

                                       By:      /s/ Jimmy S.M. Lee
                                          --------------------------------------
                                       Name:    Jimmy S.M. Lee
                                       Title:   President


                                       ISSI-TAIWAN
                                       a Taiwan corporation

                                       By:      /s/ K.Y. Han
                                          --------------------------------------
                                       Name:    K.Y. Han
                                       Title:   General Manager


                                       PURCHASERS

                                       FU SHENG INDUSTRIAL CO. LTD.

                                       By:      /s/ Hou Teng Lee
                                          --------------------------------------
                                       Name:    Hou Teng Lee
                                       Title:   Chairman


                                       TAISHIN INTL INVESTMENT &
                                       DEVELOPMENT CO., LTD.

                                       By:      /s/ Charles Chu
                                          --------------------------------------
                                       Name:    Charles Chu


                                       JINJOEN INTL INVESTMENT & CO.

                                       By:      /s/ Tzu Liang Huang
                                          --------------------------------------
                                       Name:    Tzu Liang Huang

                                       LINGSEN PRECISION INDUSTRIES, INC.

                                       By:      /s/ Ko-Chein Yeh
                                          --------------------------------------
                                       Name:    Ko-Chein Yeh
                                       Title:   Chairman


                                       G-BASE INVESTMENT CORP.

                                       By:      /s/ Yen-Tsuen Chiang
                                          --------------------------------------
                                       Name:    Yen-Tsuen Chiang
                                       Title:   Chairman


                                       G-BEST INVESTMENT CORP.

                                       By:      /s/ Yen-Tsuen Chiang
                                          --------------------------------------
                                       Name:    Yen-Tsuen Chiang
                                       Title:   Chairman


                                       W.I. HARPER GROUP

                                       By:      /s/ Tracy Chen
                                          --------------------------------------
                                       Name:    Tracy Chen
                                       Title:   Executive Vice President


                                       CHINA DEVELOPMENT CORPORATION

                                       By:    /s/ CDC
                                          --------------------------------------

                                       Name:   Benny T. Hu
                                       Title:  President



                                       INTERNATIONAL VENTURE CAPITAL INVESTMENT
                                       CORPORATION

                                       By:      /s/ Lip-Bu Tan
                                          --------------------------------------
                                       Name:    Lip-Bu Tan
                                       Title:   Director

                                       ASIAN VENTURE CAPITAL INVESTMENT
                                       CORPORATION

                                       By:      /s/ Lip-Bu Tan
                                          --------------------------------------
                                       Name:    Lip-Bu Tan
                                       Title:   Director


                                       TWG INVESTMENT LDC

                                       By:      /s/ Lip-Bu Tan
                                          --------------------------------------
                                       Name:    Lip-Bu Tan
                                       Title:   Director


                                       SINO-FRENCH CAPITAL INVESTMENT COMPANY

                                       By:      /s/ Lip-Bu Tan
                                          --------------------------------------
                                       Name:    Lip-Bu Tan
                                       Title:   Director


                                       O, W&W INVESTMENTS LIMITED

                                       By:      /s/ Lip-Bu Tan
                                          --------------------------------------
                                       Name:    Lip-Bu Tan
                                       Title:   Director


                                       VERTEX MANAGEMENT (II)

                                       By:      /s/ Jeff Chang
                                          --------------------------------------
                                       Name:    Jeff Chang
                                       Title:   Advisor-Taiwan


                                       CENTRAL INVESTMENT HOLDING CO., LTD.

                                       By:      /s/ Mu-Yeh, Ya
                                          --------------------------------------
                                       Name:    Mu-Yeh, Ya
                                       Title:   Executive Vice President

                                       ASIA PACIFIC HOLDINGS CORP.

                                       By:      /s/ Chi-Ching Hsu
                                          --------------------------------------
                                       Name:    Chi-Ching Hsu
                                       Title:   Group Vice President



                                       VATE TECHNOLOGY CO., LTD.

                                       By:      /s/ Stuart Hwang
                                          --------------------------------------
                                       Name:    Stuart Hwang
                                       Title:   Chairman

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                                                     Number of Shares
Investor Name & Address                                                                               to be Purchased
-----------------------                                                                              ----------------
Fu Sheng Industrial Co. Ltd.                                                                             12,850,000
172 Nanking E. Road, Sec 2
Taipei, Taiwan R.O.C.
Tel: 886-22-5072211 ext. 259
Fax: 886-22-508-0126
Attention:  Mr. Chih-Wen Dan

Taishin Intl Investment & Development Co., Ltd.                                                           4,000,000
2F, No 90, Chien-Kuo North Rd., Sec. 1
Taipei, Taiwan, R.O.C.
Tel: 886-2-2501-6366 ext. 35
Fax: 886-2-2508-4342
Attention: Hui-Lan Chang

Jinjoen Intl Investment & Co.                                                                             2,000,000
6F. No 50, Chung-Hwa Rd., Sec. 1
Tu-Cheng City, Taipei Hsien, Taiwan
Tel: 886-2-2264-0890
Fax: 886-2-2264-0938
Attention: Yi-Hsing Lai

Lingsen Precision Industries, Inc.                                                                        7,350,000
c/o GVC Corporation
14F, No. 76, Sec 2
Tun-Hua South Road
Taipei, Taiwan R.O.C.
Tel: 886-22-755-2226 ext: 170
Fax: 886-22-784-9326
Attention:  Mr. Ku

G-Base Investment Corp.                                                                                   1,575,000
c/o GVC Corporation
14F, No. 76, Sec 2
Tun-Hua South Road
Taipei, Taiwan R.O.C.
Tel: 886-22-755-2226 ext: 170
Fax: 886-22-784-9326
Attention:  Mr. Ku


                          SCHEDULE OF PURCHASERS CONT.

                                                                                                     Number of Shares
Investor Name & Address                                                                               to be Purchased
-----------------------                                                                              ----------------


G-Best Investment Corp.                                                                                   1,575,000
c/o GVC Corporation
14F, No. 76, Sec 2
Tun-Hua South Road
Taipei, Taiwan R.O.C.
Tel: 886-22-755-2226 ext: 170
Fax: 886-22-784-9326
Attention:  Mr. Ku

W.I. Harper Group                                                                                         2,100,000
7F-1, 76,Tun-Hua South Road, Sec.2
Taipei, Taiwan R.O.C.
Tel: 886-22-755-6033  ext. 889
Fax: 886-22-709-2127
Attention:  Tracy Chen

China Development Corporation                                                                             4,000,000
2nd floor, CDC Tower
123 Nanking East Road, Sec, 5
Taipei, 10572 Taiwan R.O.C.
Tel: 886-22-7638800 ext 367
Fax: 886-22-763-5916
Attention:  Mr. Yang

International Venture Capital Investment Corporation                                                        452,000
18F-2 No. 76, Sec 2
Tun-Hua South Road
Taipei, Taiwan R.O.C.
Tel: 886-22-704-8018 ext. 37
Fax: 886-22-704-2787
Attention:  Jackson Chen

Asian Venture Capital Investment Corporation                                                              1,023,000
18F-2, No.76, Tun-Hua South Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2704-8018 ext. 20
Fax: 886-2-2704-2784
Attention: Mr. Tzu-Hwa Hsu


                          SCHEDULE OF PURCHASERS CONT.

                                                                                                     Number of Shares
Investor Name & Address                                                                               to be Purchased
-----------------------                                                                              ----------------

TWG Investment LDC                                                                                          945,000
18F-2, No. 76, Tun-Hua South Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2704-8018 ext. 20
Fax: 886-2-2704-2784
Attention: Mr. Tzu-Hwa Hsu

Sino-French Capital Investment Company                                                                      511,000
9F-2, No. 76, Tun-Hua South Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2708-6761 ext. 16
Fax: 886-2-2707-8581
Attention: Ms. Lindy Lai

O, W&W Investments Limited                                                                                1,670,000
18F-2, No. 76, Tun-Hua South Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2704-8018 ext. 20
Fax: 886-2-2704-2784
Attention: Mr. Tzu-Hwa Hsu

Vertex Management                                                                                           916,500
77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256
Tel: 65-777-0122
Fax: 65-777-1878
Attention: Sophia Shing Setiawan

Central Investment Holding Co., Ltd.                                                                      3,500,000
6F, 232, Pa Teh Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2771-9998 ext. 617
Fax: 886-2-2781-1231
Attention: Mr. James Hsu


                          SCHEDULE OF PURCHASERS CONT.

                                                                                                     Number of Shares
Investor Name & Address                                                                               to be Purchased
-----------------------                                                                              ----------------

Asia Pacific Holdings Corp.                                                                               1,000,000
6F, 232, Pa Teh Rd., Sec. 2
Taipei, Taiwan, R.O.C.
Tel: 886-2-2771-9998 ext. 511
Fax: 886-2-2772-9687
Attention: Mr. James Hsu

Vate Technology Co., Ltd.                                                                                   500,000
No, 9, Li-Hsin Rd., V
Science-Based Industrial Park
Hsinchu, Taiwan, R.O.C.
Tel: 886-3-577-0345 ext. 5100
Fax: 886-3-578-3806


                                                                                                 TOTAL:  45,967,500
                                                                                                         ==========
